UNITED STATES
SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 18, 2005

AEP INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-14450	22-1916107
(Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 641-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Indenture

On March 18, 2005, the Registrant entered into an indenture (the “Indenture”) with The Bank of New York, as Trustee, relating to the issuance by the Registrant of $175,000,000 aggregate principal amount of 7.875% Senior Notes due 2013 (the “Notes”). The Notes were sold in a private placement transaction, have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The terms of the Notes are governed by the Indenture. The Notes bear an interest rate of 7.875% per annum, payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2005. The Notes mature on March 15, 2013. The Notes are general unsecured and unsubordinated obligations of the Registrant.

The Registrant may redeem the Notes in whole or in part at any time on or after March 15, 2009, at redemption prices of 103.938% and 101.969% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on March 15 of the years 2009 and 2010, respectively, and at a redemption price of 100% of the principal amount thereof on and after March 15, 2011, in each case, plus accrued and unpaid interest, if any, to the redemption date. In addition, on or prior to March 15, 2008, with the net cash proceeds from certain equity offerings, the Registrant may redeem up to 35% in aggregate principal amount of the Notes at a redemption price of 107.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.  Also, prior to September 15, 2005, the Registrant may call for redemption up to $25.0 million principal amount of the Notes with the cash proceeds received by the Registrant from a sale of its Asia/Pacific operations, at a redemption price of 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

Upon the occurrence of a change of control, as defined in the Indenture, the Registrant is required to make an offer to repurchase all of the outstanding Notes at a redemption price of 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date.

The Indenture contains customary covenants that limit the ability of the Registrant and its restricted subsidiaries, as defined in the Indenture, among other things, to:  incur additional indebtedness; pay dividends or make certain other restricted payments; impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Registrant and its subsidiaries; incur liens; consummate certain asset dispositions; enter into certain transactions with affiliates; enter into sale and lease-back transactions and guarantees; or merge or consolidate with any other person.

The Indenture contains customary events of default.  The occurrence of an event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

A copy of the Indenture is filed as Exhibit 4.1 to this report.

Registration Rights Agreement

In connection with the issuance of the Notes, the Registrant and the initial purchasers of the Notes entered into a registration rights agreement dated March 18, 2005 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Registrant agreed, among other things, to use its commercially reasonable efforts to file and cause to become effective an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer to exchange the Notes for notes of the Registrant substantially identical in all material respects to the Notes. Under certain circumstances, in lieu of a registered exchange offer, the Registrant has agreed to file and cause to become effective a shelf registration statement with the SEC with respect to the resale of the Notes. In the event that any of the foregoing events do not occur within the time periods specified in the Registration Rights Agreement (each, a “Registration Default”), the annual interest rate borne by the Notes will be increased by 0.25% for each 90-day period until such Registration Default is cured, up to a maximum increase in the interest rate equal to 1% per year. Following the cure of any Registration Default, the accrual of additional interest with respect to the particular Registration Default will cease.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Report.

Use of Proceeds

The Registrant used the proceeds from the sale of the New Notes and borrowings under its senior secured credit facility with Wachovia Bank, National Association, as successor by merger to Congress Financial Corporation and other lenders to fund the payment of consideration and certain costs relating to the Registrant’s tender offer and consent solicitation with respect to its outstanding 9.875% senior subordinated notes due 2007 (the “Old Notes”).  This cash tender offer and consent solicitation with respect to the Old Notes expired at 12:00 midnight, New York City time, on March 17, 2005 (the “Expiration Time”). As of the Expiration Time, $166,867,000 aggregate principal amount of Old Notes had been validly tendered and not withdrawn, which represented approximately 83.4% of the outstanding aggregate principal amount of the Old Notes.

Item 2.02  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Indenture, the New Notes and the Registration Rights Agreement provided under Item 1.01 of this report is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On March 18, 2005, the Registrant irrevocably called for redemption all of the outstanding $33,133,000 aggregate principal amount of Old Notes, with the Old Notes to be redeemed on May 17, 2005, in accordance with the Indenture for the Old Notes.  Interest on the Old Notes will cease to accrue after May 17, 2005, and the only remaining rights of the holders of the Old Notes will be to receive payment of the redemption price thereon.  The call for redemption of the Old Notes, and full payment in respect thereof on the redemption date, does not and will not accelerate or increase any other direct financial obligation of the Registrant.

The redemption price consists of 101.6459% of the principal amount of the outstanding Old Notes, plus accrued and unpaid interest to May 17, 2005.  The Registrant intends to pay the redemption price with cash on hand and borrowings under its senior credit facility.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired – None

(b)	Pro Forma Financial Information - None

(c)	Exhibits:

Exhibit No.	Description

4.1	Indenture dated as of March 18, 2005, between the Registrant and The Bank of New York, as Trustee

4.2	Registration Rights Agreement dated as of March 18, 2005, between the Registrant and the security holders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

March 22, 2005	By:	/s/ Paul M. Feeney
Paul M. Feeney
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of March 18, 2005, between the Registrant and The Bank of New York, as Trustee

4.2	Registration Rights Agreement dated as of March 18, 2005, between the Registrant and the security holders named therein